SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
             SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

x    Filed  by  the  Registrant
     Filed  by  a  Party  other  than  the  Registrant
     Check  the  appropriate  box:

        Preliminary Proxy Statement    Confidential, for use of the Commission

   X    Definitive  Proxy Statement    Only (as permitted by Rule 14a-6(e)(2))

          Definitive  Additional  Materials

          Soliciting  Material  Pursuant  to
          Rule  14a-11(c)  or  Rule  14a-12

                                TELESOFT CORP.
                                --------------
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):
x         No  fee  required.
          Fee  computed  on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.
(1)          Title  of  each class of securities to which transaction applies:

(2)          Aggregate  number  of  securities  to  which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

(4)          Proposed  maximum  aggregate  value  of  transaction:

(5)          Total  fee  paid:

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)          Amount  previously  paid:

(2)          Form,  Schedule  or  Registration  Statement  No.:

(3)          Filing  Party:

(4)          Date  Filed:

* Set forth the amount on which the filing fee is calculated and state how it was determined.

                                TELESOFT CORP.
                     3443 NORTH CENTRAL AVENUE, SUITE 1800
                            PHOENIX, ARIZONA 85012

                                   NOTICE OF
                        ANNUAL MEETING OF SHAREHOLDERS


                                 MAY 18, 2001

          NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Telesoft Corp., an Arizona corporation ("Company"), will be held at the Company's executive offices at 3443 North Central Avenue, Suite 1800, Phoenix, Arizona 85012, on Friday, May 18, 2001 at 9:00 a.m., Mountain Standard Time, for the following purposes, all as more fully described in the attached proxy statement:

1. To elect seven directors to hold office until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified; and

2. To transact such other business as may properly come before the annual meeting and any and all adjournments thereof.

          The board of directors has fixed the close of business on April 24, 2001, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. The list of shareholders entitled to vote at the annual meeting is available at the Company's executive offices, 3443 North Central Avenue, Suite 1800, Phoenix, Arizona 85012, for examination by any shareholder.

          YOU ARE EARNESTLY REQUESTED TO DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. THE PROXY IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS EXERCISE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR ANY ADJOURNMENT THEREOF. THE PROMPT RETURN OF THE PROXY WILL BE OF ASSISTANCE IN PREPARING FOR THE MEETING AND YOUR COOPERATION IN THIS RESPECT WILL BE APPRECIATED.


                                        By  Order  of  the  Board of Directors

                                            /s/   Thierry  E.  Zerbib
                                        Thierry  E.  Zerbib,  Secretary


Phoenix,  Arizona
April  30,  2001

                                TELESOFT CORP.

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 18, 2001

     This proxy statement and the accompanying form of proxy are furnished to shareholders of Telesoft Corp., an Arizona corporation ("Company"), in connection with the solicitation of proxies by the Company's board of directors for use in voting at the annual meeting of shareholders to be held at the Company's executive offices, 3443 North Central Avenue, Suite 1800, Phoenix, Arizona 85012, on Friday, May 18, 2001, at 9:00 a.m., Mountain
Standard Time, and at any and all adjournments thereof. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time before it is exercised by written notification delivered to the secretary of the Company, by voting in person at the annual meeting, or by delivering another proxy bearing a later date. Attendance by a shareholder at the annual meeting does not alone serve to revoke his or her proxy. Unless otherwise specified in the form of proxy, shares represented by proxies will be voted "FOR" the election of the nominees below under proposal I, and, in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the annual meeting and any adjournments thereof. In such unanticipated event that any other matters are properly presented at the annual meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment.

     The Company's executive offices are located at 3443 North Central Avenue, Suite 1800, Phoenix, Arizona 85012. On or about April 30, 2001, this proxy statement and the accompanying form of proxy, together with a copy of the annual report to shareholders for the fiscal year ended November 30, 2000, are to be mailed to each shareholder of record at the close of business on April 24, 2001.

                               VOTING SECURITIES

     The board of directors has fixed the close of business on April 24, 2001 ("Record Date") as the record date for the determination of shareholders of the Company who are entitled to receive notice of, and to vote at, the annual meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the annual meeting or any and all adjournments thereof. As of the Record Date, the Company had issued and outstanding 1,415,833 shares of common stock, the Company's only class of voting securities outstanding. Each shareholder of the Company will be entitled to one vote for each share of common stock registered in his or her name on the record date, except for the election of directors, in which case cumulative voting is permitted. The presence, in person or by proxy, of a majority of the votes entitled to be cast will constitute a quorum at the annual meeting. Proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" ("broker non-votes") will be treated as shares present for purposes of determining the presence of a quorum on all matters unless authority to vote is completely withheld on the proxy. The election of directors requires a plurality of votes cast at the annual meeting with respect to the election of directors. "Plurality" means that the seven nominees who receive the highest number of votes cast "FOR" will be elected as directors. Pursuant to the provisions of Arizona General Corporation Law, at each election for directors, shareholders are entitled to cumulate their votes by multiplying the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and casting the product for a single candidate or distributing the product among two or more candidates. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. All other matters to be considered and acted upon by the shareholders at the annual meeting must be approved by a majority of the shares represented at the annual meeting and entitled to vote. On any such matter, abstentions will have the same effect as a vote against the proposal. In contrast, broker non-votes will not be counted in determining the number of votes required for a majority and will therefore have no effect on the outcome.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date with respect to (1) those persons or groups known to the Company to beneficially own more than 5% of the Company's common stock, (2) each director and nominee, (3) each executive officer whose compensation exceeded $100,000 in the fiscal year ended November 30, 2000 and (4) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission. A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the Record Date have been exercised. Except as indicated below, the shareholders listed possess sole voting and investment power with respect to their shares. Unless otherwise indicated, the address of each of the persons listed is c/o Telesoft Corp., 3443 North Central Avenue, Suite 1800, Phoenix, Arizona 85012.


                                       Amount and Nature of   Percent
                                       Beneficial Ownership   of Class
                                       ---------------------  ---------
Name and Address of Beneficial Owner
-------------------------------------
Michael F. Zerbib                                   230,603       16.3%
Thierry E. Zerbib                                   232,617       16.4%
Brian H. Loeb                                       232,617       16.4%
Joseph W. Zerbib                                          0          *
Cecile Silverman                                    1,208(1)         *
66 West State Avenue
Phoenix, Arizona  85021

Kalvan Swanky                                       1,208(1)         *
8360 East Via de Ventura
Scottsdale, Arizona  85258

Todd P. Belfer                                     29,164(2)       2.1%
5450 East Arcadia Lane
Phoenix, Arizona  85018

Mark Gordon                                       111,293(3)       7.5%

Nicolas Zerbib                                      118,322        8.4%
20 Horseneck Lane
Greenwich, Connecticut  06830

All executive officers and directors
  as a group (seven persons)                      727,417(4)      51.3%

______________________________

*          Less  than  1%.

(1) Represents shares of common stock issuable upon exercise of currently exercisable options.

(2) Represents shares of common stock owned by T.P.B. Investment Limited Partnership, an Arizona limited partnership of which Mr. Belfer is the general partner.

(3) Includes 65,270 shares of common stock issuable upon exercise of currently exercisable options. Excludes 5,000 shares of common stock issuable upon exercise of options that become exercisable in October 2001.

(4) Includes those shares of common stock deemed to be included in the respective beneficial ownership of Michael F. Zerbib, Thierry E. Zerbib, Brian
H. Loeb, Joseph W. Zerbib, Kalvan Swanky, Cecile Silverman and Todd P. Belfer.



                      PROPOSAL I:  ELECTION OF DIRECTORS

     The board of directors consists of the following seven members: Joseph W. Zerbib, Thierry E. Zerbib, Brian H. Loeb, Michael F. Zerbib, Cecile Silverman, Kalvan Swanky and Todd P. Belfer. The term of the directors will expire on the date of this year's annual meeting. Each director serves from the date of his or her election until the end of his or her term and until his or her successor is elected and qualified.

     Seven persons will be elected at the annual meeting to serve as directors for a term of one year and until their successors have been duly elected and qualified. The board of directors has nominated Joseph W. Zerbib, Thierry E. Zerbib, Brian H. Loeb, Michael F. Zerbib, Cecile Silverman, Kalvan Swanky and Todd P. Belfer as the candidates for election. Pursuant to the provisions of Arizona General Corporation Law, at each election for directors, shareholders are entitled to cumulate their votes by multiplying the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and casting the product for a single candidate or distributing the product among two or more candidates. In case any of the nominees become unavailable for election to the board of directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

INFORMATION  ABOUT  THE  NOMINEES

The following table sets forth information with respect to the Company's directors and executive officers:




NAME. . . . . . . . . . . .  AGE  POSITION
---------------------------  ---  ------------------------------------------------------------

Michael F. Zerbib(1)          34  President, Chief Executive Officer, Chief Financial Officer,
                                  Treasurer and Director

Joseph W. Zerbib. . . . . .   65  Chairman of the Board of Directors

Thierry E. Zerbib             39  Vice President-Technologies, Secretary and Director

Brian H. Loeb                 39  Vice President-Marketing, Sales and Operations and
                                  Director

Cecile Silverman(1)(2)        76  Director

Kalvan Swanky (1)(2)          39  Director

Todd P. Belfer (2)            33  Director


______________________________________

(1)          Member  of  compensation  committee
(2)          Member  of  audit  committee


     Michael F. Zerbib has been president and chief executive officer of the Company since February 2000 and chief financial officer, treasurer and a director of the Company since 1990. He holds a Bachelor of Science degree in finance and a Master's degree in taxation and financial accounting from Arizona State University.

     Joseph W. Zerbib has been chairman of the board of directors since 1982. From 1982 to February 2000, he served as president and chief executive officer of the Company.

     Thierry E. Zerbib has been vice president-technologies, secretary and a director of the Company since 1982. He holds dual degrees in computer science and math from Tel Aviv University, Israel.

     Brian H. Loeb has been vice president-marketing, sales and operations since 1982 and a director of the Company since 1992.

     Cecile Silverman has been a director of the Company since June 1995. Ms. Silverman is a certified public accountant and has been self-employed since 1989. From 1975 to 1989, she was a partner at the firm of Schwartz, Cohen &
Co.    Ms.  Silverman  specializes  in  tax  planning  for  corporations  and individuals,  as  well  as  representing  clients  before various governmental
agencies.    She  graduated  from  Syracuse  University  with  a  degree  in accounting.

     Kalvan Swanky has been a director of the Company since June 1995. Since 1986, he has been employed by Storage Technology Corporation ("STC"), which develops, manufactures and distributes computer memory devices. Mr. Swanky has held a number of positions with STC, most recently as Direct Sales Manager for Arizona and Nevada. He received a Bachelor of Science degree from the University of Colorado.

     Todd P. Belfer has been a director of the Company since April 2001. Mr. Belfer has served as a director of Vitrix Inc. (OTCBB: VTTX) since April 1999, as chairman of the board of directors of Vitrix Inc. since November 1999, and as a director of its wholly-owned subsidiary since April 1996. Since February 1994, Mr. Belfer also has served as a director of M.D. Labs, Incorporated, a private Arizona-based company. Mr. Belfer also co-founded Employee Solutions, Inc. in May 1990, and served as its executive vice president and a director from 1991 to 1996. Mr. Belfer received a Bachelor of Science degree in Finance and Economics from the University of Arizona.

     Joseph W. Zerbib is the father of Thierry E. Zerbib and Michael F. Zerbib and the father-in-law of Brian H. Loeb. Accordingly, Thierry E. Zerbib and Michael F. Zerbib are brothers and Brian H. Loeb is the brother-in-law of Thierry E. Zerbib and Michael F. Zerbib.

BOARD  MEETINGS  AND  COMMITTEES

     During  the  fiscal  year ended November 30, 2000, the board of directors
held  five  meetings.    All  directors  attended  these  meetings.

     COMPENSATION  COMMITTEE

     The board of directors maintains a compensation committee, which currently is composed of Cecile Silverman, Kalvan Swanky and Michael Zerbib. The responsibilities of the compensation committee include, in addition to such other duties as the board of directors may specify, (1) reviewing and recommending to the board of directors the salaries, compensation and benefits of the Company's executive officers and key employees, (2) reviewing any related party transactions on an ongoing basis for potential conflicts of interest and (3) administering the Company's stock plans. The compensation committee held two meetings during the fiscal year ended November 30, 2000.

     AUDIT  COMMITTEE  REPORT
     The board of directors maintains an audit committee, which currently is composed of Cecile Silverman, Kalvan Swanky and Todd P. Belfer. Ms. Silverman and Mr. Swanky have served as members of the audit committee since June 1995 and Mr. Belfer has served as a member of the audit committee since April 2001. Each of these members is an "independent director" and is "financially literate" as defined under the recently adopted Nasdaq listing standards. The Nasdaq listing standards define an "independent director" generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director's exercise of
independent  judgment.    Nasdaq's  listing  standards  define  "financially
literate" as being able to read and understand fundamental financial statements (including a company's balance sheet, income statement and cash flow statement).
     The audit committee held three meetings during the fiscal year ended November 30, 2000. The responsibilities of the audit committee include, in addition to such other duties as the board of directors may specify, (1) receiving reports with respect to loss contingencies, the public disclosure or financial statement notation of which may be legally required, (2) annually reviewing and examining those matters that relate to a financial and performance audit of the Company's stock option plans, (3) recommending to the board of directors the selection, retention and termination of the Company's independent accountants, (4) reviewing the professional services, proposed fees and independence of such accountants and (5) providing for the periodic review and examination of management performance in selected aspects of corporate responsibility. The audit committee has adopted a formal written audit committee charter, a copy of which is attached to this proxy statement as Appendix I.

The audit committee has met and held discussions with management and the Company's independent auditors. Management represented to the committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent auditors also provided the audit committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent auditors the auditor's independence. Based upon the committee's discussion with management and the independent auditors and the committee's review of the representations of management and the report of the independent auditors to the audit committee, the committee recommended that the board of directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the fiscal year ended November 30, 2000 filed with the Commission.

Submitted  by  the  Audit  Committee:

     Cecile  Silverman
     Kalvan  Swanky


COMPENSATION  OF  DIRECTORS

     Directors who are not officers of the Company receive $500 for attendance at each board meeting, plus reasonable out-of-pocket expenses incurred in attending meetings. In April 1996, the Company granted to each of Ms. Silverman and Mr. Swanky immediately exercisable options to purchase 1,000 shares of common stock at a price of $4.75 per share through August 2001. In October 1996, the Company granted to each of Ms. Silverman and Mr. Swanky immediately exercisable options to purchase 1,000 shares of common stock at a price of $3.00 per share through October 2001. In October 1997, the Company granted each of Ms. Silverman and Mr. Swanky immediately exercisable options to purchase 1,000 shares of common stock at a price of $2.9375 per share through October 2002. None of the options granted were pursuant to any stock option plan. During the year ended November 30, 2000, both Ms. Silverman and Mr. Swanky exercised 1,792 options, including 1,000 and 792 options with an exercise price $2.9375 and $3.00, respectively, in connection with the
Company's  self-tender  offer.    They  each received $7,679 of net proceeds.

COMPLIANCE  WITH  SECTION  16(A)  OF  THE  EXCHANGE  ACT

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than ten percent of the Company's common stock to file reports of ownership and changes in ownership with the Commission. These reporting persons also are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such forms furnished to it and representations that no other reports were required, the Company believes that all Section 16(a) reporting requirements were complied with during the fiscal year ended November 30, 2000.

------
EXECUTIVE  COMPENSATION

     SUMMARY  COMPENSATION  TABLE

     The following table sets forth the total compensation received by the chief executive officer and each additional executive officer whose compensation exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended November 30, 2000, 1999, and 1998.




                          Long Term Compensation


                          Annual Compensation     Awards       Payouts



                          Other                   Securities   All
                          Annual                  Restricted   Underlying   Other
Name and . . . . . . . .  Compen-                 Stock        Options/     LTIP    Compen-
Principal Position . . .  Year                    Salary       Bonus        sation  Awards   SARs  Payouts  sation
------------------------  ----------------------  -----------  -----------  ------  -------  ----  -------  ------
Michael F. Zerbib (1). .                    2000  $   123,000          -0-     -0-      -0-   -0-      -0-     -0-
President, Chief
Executive Officer,
Chief Financial Officer
and Treasurer
                                            1999  $   144,000          -0-     -0-      -0-   -0-      -0-     -0-
                                            1998  $   144,000  $   150,000     -0-      -0-   -0-      -0-     -0-
                          ----------------------  -----------  -----------  ------  -------  ----  -------  ------
Thierry E. Zerbib. . . .                    2000  $   182,000          -0-     -0-      -0-   -0-      -0-     -0-
Vice President -
Technologies and
 Secretary
                                            1999  $   154,000          -0-     -0-      -0-   -0-      -0-     -0-
                                            1998  $   144,000  $   150,000     -0-      -0-   -0-      -0-     -0-
                          ----------------------  -----------  -----------  ------  -------  ----  -------  ------
Brian H. Loeb. . . . . .                    2000  $   129,000          -0-     -0-      -0-   -0-      -0-     -0-
Vice President -
Marketing, Sales and
Operations
                                            1999  $   144,000          -0-     -0-      -0-   -0-      -0-     -0-
                                            1998  $   144,000  $   150,000     -0-      -0-   -0-      -0-     -0-
                          ----------------------  -----------  -----------  ------  -------  ----  -------  ------
Joseph W. Zerbib (2)                        2000  $   129,000          -0-     -0-      -0-   -0-      -0-     -0-
Chairman of the Board
                                            1999  $   144,000          -0-     -0-      -0-   -0-      -0-     -0-
                                            1998  $   144,000  $   150,000     -0-      -0-   -0-      -0-     -0-
                          ----------------------  -----------  -----------  ------  -------  ----  -------  ------

(1) Michael Zerbib acted as chief financial officer and treasurer until February 1, 2000. Since February 1, 2000, he has served as president, chief executive officer, chief financial officer and treasurer.

(2) Joseph Zerbib acted as president and chairman of the board until February 1, 2000. Since February 1, 2000, he has served as chairman of the board.



     The executive officers of the Company named above routinely receive other benefits from the Company, the amounts of which are customary in the industry. The Company has concluded, after reasonable inquiry, that the aggregate amounts of such benefits during the years ended November 30, 2000, 1999 and 1998 did not exceed the lesser of $50,000 or 10% of the compensation set forth above as to any named individual.


OPTION  GRANTS  IN  FISCAL  2000

     No options were granted to the Company's executive officers during fiscal 2000.

OPTION  FORFEITURES  IN  FISCAL  2000

     During the year ended November 30, 2000, Michael Zerbib and Joseph Zerbib forfeited 50,210 and 49,106 common stock options, respectively, and Thierry Zerbib and Brian Loeb each forfeited 46,345 common stock options. These forfeitures were completed in connection with the Company's self-tender offer in March 2000.

OPTION  EXERCISES  IN  FISCAL  2000


                                                                   Number of Securities    Value of Unexercised
                                                                   Underlying Unexercised  In-the-Money Options
                                       Shares                      Options at FY-End       at FY-end(3)
                                       Acquired on   Value         Exercisable /           Exercisable /
Name                                   Exercise (1)  Realized (2)  Unexercisable           Unexercisable
-------------------------------------
Michael F. Zerbib . . . . . . . . . .        44,790  $   119,107               -              -
President, Chief Executive Officer,
Chief Financial Officer and Treasurer
-------------------------------------
Thierry E. Zerbib . . . . . . . . . .        41,655  $    99,745               -              -
Vice President -Technologies and
Secretary
-------------------------------------
Brian H. Loeb . . . . . . . . . . . .        41,655  $    99,745               -              -
Vice President - Marketing, Sales
and Operations
-------------------------------------
Joseph W. Zerbib. . . . . . . . . . .        43,894  $   113,575               -              -
Chairman of the Board
-------------------------------------


(1) These common stock options were exercised in connection with the self-tender offer in March 2000.
(2) Represents the difference between the purchase price ($7.25 per share) and the exercise price of the options.
(3) Represents the difference between the aggregate market value at November 30, 2000 of the common stock underlying the options (based on the last sale price of $1.00 on that date) and the options' aggregate exercise price.

STOCK  OPTION  PLANS

     1995  AND  1996  INCENTIVE  STOCK  OPTION  PLANS

     The board of directors adopted the 1995 Incentive Stock Option Plan ("1995 ISO Plan") on February 1, 1995 and the 1996 Incentive Stock Option Plan ("1996 ISO Plan") on April 15, 1996. These plans subsequently were approved
by  the  shareholders.    The  terms  and  conditions  of  these  plans  are
substantively similar. Each of the plans authorizes the Company to grant to key employees both nonqualified options and options intended to qualify as incentive options under Section 422 of the Internal Revenue Code, as described in the plans. The plans are administered by the compensation committee, which has the authority to interpret their provisions, to establish and amend rules for their administration, to determine the types and amounts of awards to be made, subject to the plans' limitations, and to approve recommendations made by management as to who should receive awards. There are 264,000 shares authorized for grant under the 1995 ISO Plan. As of November 30, 2000, there were no common stock options outstanding under the 1995 ISO Plan. There are 260,000 shares authorized for grant under the 1996 ISO Plan. As of November 30, 2000, options to purchase 31,457 shares of common stock were outstanding under the 1996 ISO Plan. These options are held by certain employees of the Company at exercise prices ranging from $3.00 to $4.75 per share.

     1997  PERFORMANCE  EQUITY  PLAN

On October 2, 1997, the board of directors adopted the 1997 Performance Equity Plan ("1997 Plan"). On May 15, 1998, the board of directors amended the 1997 Plan. The 1997 Plan was subsequently approved by the shareholders. The board of directors has authorized 1,000,000 shares for grant under the 1997 Plan. Awards consist of stock options (both nonqualified options and options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the 1997 Plan. The 1997 Plan is administered by the compensation committee, which determines the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the 1997 Plan. As of November 30, 2000, options to purchase 118,772 shares of common stock were outstanding under the 1997 Plan. These options are held by certain employees of the Company at exercise prices ranging from $2.9375 to $4.875 per share.

REPORT  OF  THE  COMPENSATION  COMMITTEE  CONCERNING COMPENSATION OF EXECUTIVE
OFFICERS

     The board of directors sets the base salary of the Company's executive officers and approves individual bonuses, if any, for executive officers. The compensation committee of the board administers the Company's 1995 ISO Plan, 1996 ISO Plan and the 1997 Plan. The Company may grant, either pursuant to the plans or outside of the plans, various stock and stock-based awards, including stock options. To date, the Company has not granted stock or stock-based awards other than stock options to its executive officers. The following is a summary of policies of the board and the compensation committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this proxy statement.

     GENERAL  COMPENSATION  POLICY.    The  board's  and  the  compensation
committee's policy is to offer competitive compensation opportunities for executive officers based upon their personal performance, the financial performance of the Company and their contribution to that performance. Each executive officer's base salary reflects individual performance and is established to be competitive with salary levels in the industry and for companies of comparable size. The Company also has granted to its executive officers stock-based awards in the form of stock options, designed to provide a long-term incentive for the executive officers that is tied to improved long-term performance of the Company and stockholder value. In addition, the Company has in the past, and may in the future, award cash bonuses to some or all of its executive officers, based upon their individual performance, the performance of the Company and their contribution to the Company's performance. The Company did not award or agree to award any cash bonuses to executive officers during the past fiscal year.

     FACTORS. Several factors considered in establishing the components of each executive officer's compensation package for the 2000 fiscal year are summarized below. Additional factors were taken into account to a lesser degree. The board and compensation committee may in their discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the overall compensation policy described above.

- Base Salary. The base salary for each executive officer is set on the basis of personal performance, the salary levels in effect for comparable positions in similarly situated companies within the telecommunications billing and software industry, and internal comparability considerations. No specific weight is attached to these factors. Base salary also is linked in part to the Company's financial performance. During fiscal 2000, three of the Company's four executive officers received lower base salaries in order to reduce the Company's expenses.

- Stock-Based Incentive Compensation. The board and compensation committee approve periodic grants of stock options to each of the Company's executive officers and others, under the plans and, in the case of the board, outside of the plans as well. These grants are designed to provide an incentive for executive officers and other employees to work for the long-term success of the Company and to increase the Company's ability to retain the services of its executive officers and employees. During fiscal 2000, the board and compensation committee determined that it would focus on providing incentives other than stock-based compensation to its executive officers and employees. In connection with the Company's self-tender officer in March 2000, the Company's executive officers forfeited options to purchase an aggregate of 192,006 shares of common stock. As of the Record Date, none of the Company's executive officers owned any options to purchase shares of common stock.

- Cash Bonuses. The Company did not pay a cash bonus to any executive officer during the past fiscal year. The Company does not currently have a formal cash bonus program for executive officers, but the board may consider the desirability of granting cash bonuses to executive officers from time to time. The board would consider the following factors: the officer's personal performance, the Company's financial performance, the officer's contribution to the Company's financial performance, and whether a bonus would be useful in retaining the services of the officer in light of competing employment opportunities for the officer.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. Joseph Zerbib served as the Company's chief executive officer from 1982 to February 2000 and Michael Zerbib became the Company's chief executive officer in February 2000. In setting the compensation payable during 2000 to the Company's chief executive officer, the board used the same factors described above for the executive officers. Mr. Zerbib received a lower salary in fiscal 2000 than he did in fiscal 1999 in order to help reduce the Company's expenses, he did not receive a cash bonus and he was not issued any stock-based incentive compensation. In addition, Mr. Zerbib forfeited options to purchase 50,210 shares of common stock in connection with the Company's self-tender offer in March 2000.

Submitted  by  the  Compensation  Committee:

     Michael  Zerbib
     Cecile  Silverman
     Kalvan  Swanky

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATIONCOMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee is composed of Cecile Silverman, Kalvan Swanky and Michael Zerbib. Michael Zerbib is the Company's president, chief executive officer, chief financial officer and treasurer. No executive officer of the Company sits on the compensation committee of another entity, one of whose executive officers serves as a director of the Company or on the Company's board, nor does any executive officer of the Company serve as a director of another entity, one of whose executive officers serves on the Company's board.

STOCK  PRICE  PERFORMANCE  GRAPH

     The graph below compares the cumulative total return of the Company's common stock from November 30, 1995 to November 30, 2000 with the cumulative total return of the Russell 2000 Index and the Nasdaq Telecommunications Index. The graph plots the growth in value of an initial $100 investment over the indicated time periods, with dividends reinvested. The stock price performance shown on the graph is not necessarily indicative of future price performance.



                               [GRAPHIC  OMITED]




                               [GRAPHIC  OMITED]

COMPANY             November  November  November  November  November  November
NAME/INDEX          30, 1995  30, 1996  30, 1997  30, 1998  30, 1999  30, 2000
----------          --------  --------  --------  --------  --------  --------
Telesoft Corp.      100.00       37.50     46.43     70.54     61.61     14.29
Russell 2000        100.00      116.51    143.79    134.27    155.31    154.41
Nasdaq
 Telecommunications 100.00      100.66    144.47    209.29    384.09    189.50

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     On March 24, 2000, the Company completed a "Dutch auction" self-tender offer ("Tender Offer") representing an aggregate of 2.3 million shares of its common stock. The Tender Offer price was $7.25 per share in cash. Three of the Company's executive officers and directors, Thierry E. Zerbib, Brian H. Loeb and Michael F. Zerbib, each respectively tendered 577,500, 577,500 and 572,500 shares of common stock, for an aggregate of 1,727,500 Telesoft shares, at a price of $7.25 per share. They also tendered an additional 214,500 Telesoft shares (69,750, 69,750, 75,000, respectively) subject to vested options at a price of $7.00 each. These shares represented approximately 50 percent of the total Telesoft shares outstanding prior to the Tender Offer, and represented all Telesoft shares owned and subject to options and available for tender by the affiliates of Telesoft. Pursuant to the rules of the Tender Offer, 59.57% of these shares and options were purchased by the Company.

Concurrently with the Tender Offer in March 2000, Joseph Zerbib, the Company's chairman of the board, sold all of his 293,750 shares of the Company's common stock back to the Company at a price of $7.25 per share, for an aggregate of $2,129,688 in connection with his retirement as the Company's president and chief executive officer.

On April 3, 2000, each of Michael Zerbib, Thierry Zerbib and Brian Loeb entered into an agreement with the Company, pursuant to which each of them agreed to make available to the Company up to $1,000,000 on the Company's request. On May 24, 2000, each of their agreements was amended to increase the amount to $1,350,000. Draw downs are payable on May 31, 2001 and have an annual interest rate of 10%. Each loan is secured by the Company's assets. The interest rate on these loans is at least as favorable as the Company could receive from third-party lenders. The Company has obtained several proposals from third-party lenders bearing effective rates in excess of 12%. During the year ended November 30, 2000, interest expense in connection with these notes was $115,754. As of November 30, 2000, Michael Zerbib had loaned the Company $675,000 and each of Thierry Zerbib and Brian Loeb had loaned the Company $350,000, for a total of $1,375,000, and no interest was due on the notes. As of the Record Date, the outstanding principal balance on each of the notes was $200,000, for a total of $600,000. Pursuant to a second amendment to their respective agreements in April 2001, each of these officers has agreed to extend $350,000 of their respective loans until August 31, 2001.

     The board of directors has adopted a policy that all future material transactions and loans between the Company and its executive officers, directors, employees and affiliates will be subject to the approval of the majority of independent and disinterested directors and that such transactions and loans, and any forgiveness of loans, will be on terms that are no less favorable to the Company than those that are generally available from unaffiliated third parties.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE SEVEN DIRECTOR NOMINEES.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the independent accounting firm of Semple & Cooper, LLP as the auditors of the Company for the fiscal year ending November 30, 2001. A representative of Semple & Cooper, LLP, the auditors of the Company for the fiscal year ended November 30, 2000, is expected to be present at the annual meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders.


                          2002 SHAREHOLDER PROPOSALS

     In order for shareholder proposals for the 2002 annual meeting of shareholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Company at its principal office in Phoenix, Arizona not later than December 17, 2001. Pursuant to Rule 14a-4 promulgated by the Commission, shareholders are advised that the Company's management shall be permitted to exercise discretionary voting authority under proxies it solicits and obtains for the Company's 2002 annual meeting of shareholders with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in the Company's proxy statement for such meeting, unless the Company receives notice of such proposal at its principal office in Phoenix, Arizona, not later than March 2, 2002.


                            SOLICITATION OF PROXIES

     The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telephone using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company's stock.


                                 OTHER MATTERS

     The board of directors knows of no matter which will be presented for consideration at the annual meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.


Thierry  E.  Zerbib,  Secretary

Phoenix,  Arizona
April  30,  2001


                               TELESOFT CORP. - PROXY
                        SOLICITED BY THE BOARD OF DIRECTORS
                   FOR ANNUAL MEETING TO BE HELD ON MAY 18, 2001

     The undersigned shareholder(s) of TELESOFT CORP., an Arizona corporation ("Company"), hereby appoints Joseph W. Zerbib and Michael F. Zerbib, and each of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the annual meeting of shareholders of the Company to be held on May 18, 2001 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals:

P
     1.    Election  of  the  following  directors:

R          Joseph  W.  Zerbib     Michael  F.  Zerbib
           Thierry  E.  Zerbib    Cecile  Silverman
O          Brian  H.  Loeb        Kalvan  Swanky
                                  Todd  P.  Belfer
X
     FOR  all  nominees  listed  above  except as marked to the contrary below
Y
     CUMULATIVE  VOTES  for  one  or  more  nominees  as  follows:

     Joseph  W.  Zerbib  _____            Michael  F.  Zerbib  _____
     Thierry  E.  Zerbib _____            Cecile  Silverman    _____
     Brian  H.  Loeb     _____            Kalvan  Swanky       _____
                                          Todd  P.  Belfer     _____

     WITHHOLD  AUTHORITY  to  vote  for  all  nominees  listed  above

     INSTRUCTIONS:   To withhold authority to vote for any individual nominee,
write  that  nominee's  name  in  the  space  below.
               _____________________________________________________

     2. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

                                      Dated ____________________________, 2001

                                        ______________________________________
                                        Signature

                                        ______________________________________
                                        Signature if held jointly

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                    APPENDIX I

                                TELESOFT CORP.
                            AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board of Directors of Telesoft Corp. ("Company") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors. The Audit Committee shall also review all related party transactions on an ongoing basis for potential conflict of interest situations.

The  members of the Audit Committee shall meet the independence and experience
requirements  of  the  Nasdaq  Stock  Market,  Inc.   The members of the Audit
Committee  shall  be  appointed  by  the  Board.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The  Audit  Committee  shall  make  regular  reports  to  the  Board.

The  Audit  Committee  shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management and the independent auditors, including major issues regarding accounting and auditing principles and practices as well as the adequacy of the Company's overall accounting and financial internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. If requested by the Audit Committee, management or the independent auditor, review with management and the independent auditor the Company's quarterly financial statements prior to the filing of the Company's Form 10-Q.
5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review with the independent auditor the Company's auditing and accounting principles and practices. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.          Approve  the  fees  to  be  paid  to  the  independent  auditor.

9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

12. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

13. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

14. Review with the independent auditor their financial report and any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

(1) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

(2)          Any  changes required in the planned scope of the internal audit.

(3)       The internal audit department responsibilities, budget and staffing.

15. Recommend to the independent auditor to whom reports prepared by the independent auditor should be submitted within the Company.

16. Be available to the independent auditors during the year for consultation purposes.

17. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

18. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements and any material reports or inquiries received from regulators or governmental agencies.

19. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

20. Review all related party transactions on an ongoing basis for potential conflict of interest situations.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.